Exhibit 99.3
Verso Completes $5 Million Private Placement
www.verso.com
ATLANTA, GA — (February 9, 2007) — Verso Technologies, Inc. (Nasdaq: VRSO), a global provider of next generation network solutions, today announced that it has completed its $5 million private placement of common stock and warrants, after a final sale to an institutional investor of 750,000 shares of common stock at $1.00 with 375,000 5-year warrants to purchase common stock at an exercise price of $1.25. The total aggregate investment from all investors in the private placement was $5,000,000, and net proceeds after expenses are expected to total $4,500,000. The company has completed this offering as planned and will not be accepting additional investors under this private placement.
The company expects to use the proceeds from the offering for general corporate purposes, including satisfying the company’s obligation to Zhone Technologies, Inc. in connection with the company’s previously announced acquisition of the iMarc product line from a subsidiary of Zhone.
“We are pleased to have completed this private placement and to have established these valuable institutional financial relationships,” commented Steven A. Odom, Executive Chairman of the Board. “We used a portion of the proceeds from this private placement transaction towards the purchase price of the previously announced acquisition of the iMark product line from Zhone Technologies, Inc. The integration of the iMarc product line is progressing well and has strengthened our access product offerings, substantially expanded our Tier-1 customer base and is complementary to the Verso Verilink WanSuite® product line.”
The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. As part of the terms of the private placement, the company is obligated to file a registration statement to register for resale under the Securities Act the shares of common stock issued or issuable in connection with the private placement.
About Verso Technologies
Verso is a global provider of next generation network solutions offering a core-to-edge product portfolio primarily for telecommunications service providers. The company’s products enable its customers to secure and optimize network bandwidth, generate additional revenue and reduce costs. Verso’s applications and services are cost effective, deploy quickly and provide a superior return on investment. For more information, contact Verso at www.verso.com or call 678.589.3500.
Forward Looking Statements
Certain statements contained in this release that are not statements of historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words — “believe,” “expect,” “anticipate,” “intend,” “will,” and similar expressions are examples of words that identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding our future financial position, timing of future orders, business strategy and expected cost savings. These forward-looking statements are based on our current beliefs, as well as assumptions we have made based upon information currently available to us.

A global provider of Next Generation Network solutions

These forward-looking statements may be affected by the risks and uncertainties in our business and are qualified in their entirety by the cautionary statements and risk factor disclosure contained in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2005 and our quarterly reports on Form 10-Q filed subsequent thereto. We do not assume, and expressly disclaim, any obligation to update these forward-looking statements.
Investor Contact
Scott Kimball
Vice President of Investor Relations
Verso Technologies, Inc.
678.589.3579
Scott.Kimball@verso.com
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A global provider of Next Generation Network solutions